CERTIFICATE OF CONSENT

                                OF THE TRUSTEES

                                    OF THE

                      BERKSHIRE CAPITAL INVESTMENT TRUST





          The  undersigned, being Trustees of the Berkshire Capital Investment

Trust (the "Trust"), do hereby adopt the following resolutions effective as of

November 18, 1996.



          WHEREAS,  the  Trustees  deem  it  to be in the best interest of the

Trust to establish an initial series of the Trust;



          NOW,  THEREFORE,  BE  IT  RESOLVED,  the  Trustees  hereby adopt the initial  series  of the Trust, which shall be named Berkshire Capital Growth &

Value Fund, subject to the following restrictions:



          These  fundamental investment restrictions cannot be changed without approval  by the holders of a majority of the outstanding voting securities of the  Series. As defined in the Investment Company Act of 1940 (the "Act"), the

"vote  of a majority of the outstanding voting securities" means the lesser of the vote of (a) 67% of the shares of the Fund at a meeting where more than 50%

of  the  outstanding shares are present in person or by proxy or (b) more than

50% of the outstanding shares of the Fund. The Fund may not:



(a)  Act  as underwriter for securities of other issuers except insofar as the

Fund  may  be  deemed  an underwriter in selling its own portfolio securities.



(b)  Borrow  money or purchase securities on margin, but may obtain such short term  credit  as  may  be  necessary  for  clearance of purchases and sales of securities  for  temporary or emergency purposes in an amount not exceeding 5%

of the value of its total assets.



(c)  Sell securities short.



(d)  Invest  in  securities  of other investment companies except as part of a

merger,   consolidation,  or  purchase  of  assets  approved  by  the   Fund's

shareholders or by purchases with no more than 10% of the Fund's assets in the open market involving only customary broker's commissions.



(e)  Make  investments  in  commodities,  commodity  contracts  or real estate although  the Fund may purchase and sell securities of companies which deal in real estate or interests therein.



(f)  Make  loans.  The  purchase of a portion of a readily marketable issue of publicly  distributed  bonds,  debentures or other debt securities will not be considered the making of a loan.



(g)  Acquire  more  than 10% of the securities of any class of another issuer,

treating  all preferred securities of an issuer as a single class and all debt securities  as  a  single  class,  or  acquire  more  than  10%  of the voting securities of another issuer.



(h)  Invest in companies for the purpose of acquiring control.



(i)  Purchase  or retain securities of any issuer if those officers, directors or  trustees of the Fund or its Investment Adviser individually owns more than

1/2  of  1%  of any class of security or collectively own more than 5% of such class  of  securities  of  such  issuer.



(j)  Pledge, mortgage or hypothecate any of its assets.



                                     -4A-

(k)  Invest  in  securities  which  may  be  subject to registration under the

Securities  Act  of  1933  prior to sale to the public or which are not at the time of purchase readily saleable.



(l) Invest more than 5% of the total Fund assets, taken at market value at the time  of  purchase,  in  securities  of  companies with less than three years'

continuous operation, including the operations of any predecessor.



(m)  Issue senior securities.



In  connection  with  its  investment  objective  and  policies  the Fund may,

however, invest in the following types of securities which can involve certain risks:



U.S.  Government  Securities:  The  Fund  may  purchase  securities  issued or guaranteed  by  the U.S. Government or its agencies or instrumentalities. Such securities  will  typically  include,  without  limitation,  U.S.  Treasury securities  such  as  Treasury  Bills,  Treasury  Notes or Treasury Bonds that differ in their interest rates, maturities and times of issuance.



Bank  Obligations:   The  Fund  may  invest  in  bank  obligations,  including

certificates  of  deposit,  time  deposits,  banker's  acceptances  and  other short-term  obligations  of  banks,  savings  and  loan associations and other banking institutions.



Warrants:  The  Fund  may  purchase  warrants,  valued at the lower of cost or market,  but  only  to the extent that such purchase does not exceed 5% of the

Fund's  net  assets  at the time of purchase. Included within that amount, but not  to  exceed  2%  of  the  Fund's net assets, may be warrants which are not listed on the New York or American Stock Exchanges.



          IN WITNESS WHEREOF the undersigned, being the Trustees of the Trust,

have  hereunto set their hands and seals, to be effective as of the date first above written.





     /s/ Malcolm R. Fobes III                          November 18, 1996

     ________________________________________          ____________________

     Malcolm R. Fobes III, Trustee                     Date







     /s/ Ronald G. Seger                               November 18, 1996

     ________________________________________          ____________________

     Ronald G. Seger, Trustee                          Date


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